Exhibit (h)(3)
2,000,000 Shares
Patriot Capital Funding, Inc.
Common Stock
UNDERWRITING AGREEMENT
September 27, 2007
Ferris, Baker Watts, Incorporated
100 Light Street
Baltimore, MD 21202
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
909 E. Main Street
Richmond, VA 23219
Ladies and Gentlemen:
          Introductory. Patriot Capital Funding, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) the respective number of shares of its common stock, par value $0.01 per share (the “Shares”), as set forth in Schedule A, in an aggregate amount of 2,000,000. The 2,000,000 shares to be sold by the Company are called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 300,000 Shares (the “Optional Shares”), as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.”
          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-137856), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. The registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430C under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, dated as of July 17, 2007, included in the Registration Statement at the time it became effective on July 17, 2007, is hereinafter referred to as the “Base Prospectus.” The prospectus supplement, dated September 26, 2007, filed with the Commission pursuant to Rule 497 under the Securities Act relating to the Offered Shares is hereinafter referred to as the “Preliminary Prospectus Supplement” (and together with the Base Prospectus, the “Preliminary Prospectus”). The Preliminary Prospectus, together with the information set forth in the oral pricing script attached as Exhibit A (“Pricing Information”) is hereinafter referred to as the “Disclosure Package.” The prospectus supplement to be filed with the Commission pursuant to Rule 497 and used by the Underwriters to confirm sales of Offered Shares is hereinafter referred to as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”). All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).
          The Company hereby confirms its agreement with the Underwriters as follows:
     Section 1. Representations and Warranties of the Company.
     The Company hereby represents, warrants and covenants to each Underwriter as follows:
     (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are threatened by the Commission.
     The Preliminary Prospectus and the Prospectus when filed with the Commission complied or will comply, as appropriate, in all material respects with the requirements of the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was, or will be, as appropriate, identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain and, as amended and supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement, when it became effective on July 17, 2007, complied in all material respects with the requirements of the Securities Act. The Prospectus as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by each Underwriter to the Company consists of the information described in Section 8(b) below. There are no contracts or other documents required to be described in the Preliminary Prospectus, the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.
     (b) Disclosure Package. The Disclosure Package as of the Time of Sale does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information relating to the any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by each Underwriter to the Company consists of the information described in Section 8(b) below. The “Time of Sale” shall mean 9:00 A.M., Eastern Time, on September 27, 2007.
     (c) Offering Materials Furnished to Underwriters. The Company (i) has delivered to each Underwriter one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Preliminary Prospectus, as amended or supplemented, in such quantities and at such places as such Underwriter has reasonably requested and (ii) will deliver (as soon as it becomes available) the Prospectus, as amended or supplemented, in such quantities and at such places as each Underwriter has reasonably requested.
     (d) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Preliminary Prospectus, the Prospectus or the Registration Statement.
     (e) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms except as the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity hereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws.
     (f) Authorization of the Offered Shares. The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will be issued in compliance with federal and state securities laws.
     (g) No Applicable Registration or Other Similar Rights. Other than the offering contemplated by this Agreement, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.
     (h) Subsidiaries. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests in Patriot Capital Funding LLC I (the “Subsidiary”) and (ii) those corporations or other entities described in the Disclosure Package and the Prospectus under the captions “Portfolio Companies” and “Recent Developments” (each a “Portfolio Company” and collectively, the “Portfolio Companies”). The Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”)) any of the Portfolio Companies. In accordance with Article 6 of Regulation S-X under the Securities Act, the Company is not currently required to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than the Subsidiary.
     (i) Capitalization of Subsidiary. All of the outstanding membership or equity interests of the Subsidiary have been duly authorized and issued and are fully paid and nonassessable, and all outstanding membership or equity interests of the Subsidiary are owned by the Company free and clear of any security interests, claims, liens or encumbrances.
     (j) No Prohibition on Subsidiary from Paying Dividends or Making Other Distributions. The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company or from making any other distribution on its membership or equity interests, except as described in or contemplated by the Disclosure Package and the Prospectus.
     (k) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business; and (iii) the Company has not entered into any material transaction or agreement not in the ordinary course of business.
     (l) Independent Accountants. Grant Thornton LLP, who have expressed their opinion with respect to the consolidated financial statements and the related notes thereto filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus (the “Financial Statements”), are: (i) independent public or certified public accountants as required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”); (ii) to the best of the Company’s knowledge, in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and (iii) to the best of the Company’s knowledge, a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.
     (m) Preparation of the Financial Statements. The Financial Statements present fairly in all material respects the consolidated financial position of the Company and the Subsidiary, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.
     (n) Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (o) Organization and Good Standing of the Company and the Subsidiary.
     (i) The Company has been duly organized and is validly existing as a corporation, in good standing under the laws of the State of Delaware, (A) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the

Prospectus and to enter into and perform its obligations under this Agreement and (B) is duly qualified as a foreign corporation to transact business and is in good standing in the State of Connecticut and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a Material Adverse Change.
     (ii) The Subsidiary has been duly organized and is validly existing as a limited liability company, in good standing under the laws of the State of Delaware, (A) has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and (B) is duly qualified as a foreign limited liability company to transact business and is in good standing in the State of Connecticut and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a Material Adverse Change or a material adverse change with respect to the Subsidiary.
     (p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company and the Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Shares have been, and none of the Offered Shares will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company arising under the Delaware General Corporation Law (“DGCL”), the Company’s charter or bylaws or any agreement to which the Company is a party. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s stock option plan, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plan and options. The Company has no other stock plans or arrangements other than those described in the Disclosure Package and the Prospectus.
     (q) Listing. The Offered Shares have been approved for inclusion on the Nasdaq Global Select Market, subject only to official notice of issuance. The Shares are registered pursuant to Section 12(b) of the Exchange Act. The Shares are quoted on the Nasdaq Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or the quotation of the Shares on the Nasdaq Global Select Market. The Company has not received any notification that (i) the Commission is contemplating terminating the Company’s registration under the Exchange Act or (ii) the Nasdaq Global Select Market is contemplating delisting the Shares from the Nasdaq Global Select Market.
     (r) Non-Contravention of Company Instruments; No Further Authorizations or Approvals Required. The Company (i) is not in violation of its charter or by-laws and (ii) is not in default (or, with the giving of notice or lapse of time, would be in default) (a “Company Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, a “Company Instrument”), except, with respect to clause (ii) to the extent that any such Company Default would not reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus and the issuance and sale of the Offered Shares: (i) will not result in any violation of the provisions of the charter or by-laws of the Company; (ii) will not conflict with or constitute a breach of, or Company Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Company Instrument; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except with respect to clauses (ii) and (iii), to the extent that any such contravention would not reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except (i) registration of the Offered Shares under the Securities Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Shares are being offered by the Underwriters and (iii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of Offered Shares by the Underwriters.
     (s) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened: (i) against or affecting the Company; (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company; or (iii) relating to environmental or discrimination matters against or affecting the Company, where in each such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such officer or director and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.
     (t) Ability to Invest Assets. There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Disclosure Package and the Prospectus, other than as described therein or as set forth in that certain Amended and Restated Loan Funding and Servicing Agreement dated as of September 18, 2006, as thereby amended from time to time, between Patriot Capital Funding LLC I, as Borrower, Patriot Capital Funding, Inc as Servicer, Fairway Finance Company, LLC as Conduit Lender and BMO Capital Markets Corp. as Agent.
     (u) Intellectual Property Rights. The Company owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted and as described in the Disclosure Package and the Prospectus, except where the failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. The Company has not received, and has no reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and are not described therein. To the best of the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees in violation of the rights of any persons, except to the extent that any such violation would not reasonably be expected to result in a Material Adverse Change.
     (v) All Necessary Permits. The Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct its business, and the Company has not received, and has no reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.
     (w) Title to Properties. The Company has good and marketable title to all of the real and personal property and other assets reflected as owned in the Financial Statements, in each case, except as disclosed in the Disclosure Package and the Prospectus, free and clear of any security interests, mortgages, liens, encumbrances, equities and adverse claims. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.
     (x) Tax Law Compliance. The Company has filed all necessary federal and state income and franchise tax returns, except to the extent that the failure to file such tax returns and taxes would not result in a Material Adverse Change. The Company has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except to the extent that the failure to pay such tax returns and taxes would not result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the Financial Statements in respect of all income tax and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that would reasonably be expected to result in a Material Adverse Change.
     (y) Insurance. The Company maintains insurance policies in such amounts and with such deductibles and covering such risks as it deems appropriate for its business. The Company has no reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. The Company has not been denied any insurance coverage for which it has applied.
     (z) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Shares on the Nasdaq Global Select Market in accordance with Regulation M.
     (aa) Related Party Transactions. There are no business relationships or transactions that exist between or among the Company, on the one hand, and any director, executive officer, stockholder or any other person, on the other hand, which are required to be described in the Disclosure Package and the Prospectus which have not been described as required.
     (bb) No Unlawful Contributions or Other Payments. Neither the Company nor, to the best of the Company’s knowledge, any employee of the Company or any agent on behalf of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus.
     (cc) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company; and (ii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (x) any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the Financial Statements, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (dd) Sarbanes-Oxley Act Compliance. The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act.
     (ee) ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company are in compliance with ERISA. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company. No “employee benefit plan” established or maintained by the Company if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). The Company has not incurred and does not reasonably expect to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). Each “employee benefit plan” established or maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. The Company has not received any notification of any investigation, examination, audit or review of any type by or with the Internal Revenue Service or Department of Labor regarding or in connection with any “employee benefit plan” established or maintained by the Company.
     (ff) Brokers. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (gg) No Outstanding Loans or Other Extensions of Credit. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company except for such extensions of credit as are (i) expressly permitted by Section 13(k) of the Exchange Act or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.

     (hh) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it is not conducting business in material compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business.
     (ii) Reports Filed. The Company has timely filed all reports required to be filed pursuant to the Securities Act, the Investment Company Act and the Exchange Act.
     (jj) Exchange Act Compliance. The documents filed by the Company with the Commission complied in all material respects with the requirements of the Exchange Act, and, at the time of filing, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (kk) Election as a Business Development Company. The Company has filed with the Commission pursuant to Section 54(a) of the Investment Company Act, a Form N-54A Notification of Election to be subject to Sections 55 through 65 of the Investment Company Act of 1940 filed pursuant to Section 54(a) of the Investment Company Act (the “Notification of Election”), pursuant to which the Company has elected to be subject to Sections 55 to 65 of the Investment Company Act. The Company will not, as of the First Closing Date (as defined below) and any Option Closing Date (as defined below), have filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the Investment Company Act. The Notification of Election is effective and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the best knowledge of the Company, threatened by the Commission.
     (ll) Portfolio Companies. The Company has duly authorized, executed and delivered agreements required to make the investments described in the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). Except as otherwise disclosed in the Disclosure Package and the Prospectus, none of the Portfolio Companies is currently on non-accrual status.
     (mm) Termination of Agreements. Except as disclosed in the Disclosure Package and the Prospectus, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement.
     (nn) No Affiliations. To the best of the Company’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Disclosure Package and the Prospectus.
     (oo) Regulated Investment Company Status. Since August 1, 2005, the Company has been organized and operated, and is currently organized and operated, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Code. The Company intends to operate its business in such a manner as to continue to comply with the requirements for taxation as a regulated investment company under Subchapter M of the Code.
     (pp) Interested Persons. Except as disclosed in the Disclosure Package and the Prospectus, (i) no person is serving or acting as an officer or director of the Company except in accordance with the provisions of the Investment Company Act and (ii) no director of the Company is an “interested person” (as defined in the Investment Company Act) of the Company or an “affiliated person” (as defined in the Investment Company Act) of any Underwriter.

     (qq) Operations Comply with Investment Company Act. The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to “business development companies”. The provisions of the charter and by-laws of the Company and the investment objective, strategies, policies and restrictions described in the Disclosure Package and the Prospectus, assuming they are implemented as so described, will comply in all material respects with the requirements of the Investment Company Act.
     (rr) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Offered Shares.
     (ss) Lock-Up Agreements. Each person listed on Schedule B signed an agreement in the form attached hereto as Exhibit B (the “Lock-up Agreements”). The Company has provided to counsel for the Underwriters true, accurate and complete copies of all the Lock-up Agreements.
     (tt) Conditions for Use of Form N-2. The Company has satisfied the conditions for the use of Form N-2, as set forth in the general instructions thereto, with respect to the Registration Statement.
     The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
     Section 2. Purchase, Sale and Delivery of the Offered Shares.
     (a) The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 2,000,000 Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the several Underwriters agree to purchase from the Company the respective number of Firm Shares as set forth opposite their names in Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $12.65375 per share.
     (b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Squire, Sanders & Dempsey L.L.P., 312 Walnut Street, Suite 3500, Cincinnati, Ohio 45202 (or such other place as may be agreed to by the Company and the Underwriters) at 10:30 A.M. Eastern Time, on October 2, 2007, or such other time and date not later than 1:30 P.M. Eastern Time, on October 14, 2007 as the Underwriters shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Underwriters may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or any Underwriter to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.
     (c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase up to 300,000 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 2(a) above. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon joint notice by the Underwriters to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement (the “Option Period”). Such notice shall set forth: (i) the aggregate number of Optional Shares as to which the several Underwriters are exercising the option; (ii) the names and denominations in which the certificates for the Optional Shares are to be registered; and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Underwriters and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.
     (d) Public Offering of the Offered Shares. Each Underwriter hereby advises the Company that it intends to offer for sale to the public, initially on the terms set forth in the Prospectus, its portion of the Offered Shares as soon after this Agreement has been executed and as such Underwriter, in its sole judgment, has determined is advisable and practicable.
     (e) Payment for the Offered Shares. Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.
     It is understood that each Underwriter has been authorized to accept delivery of and receipt for, and make payment of the purchase price for, its portion of the Firm Shares and any Optional Shares such Underwriter has agreed to purchase.
     (f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, to each Underwriter certificates for the Firm Shares to be sold by it at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to each Underwriter, certificates for the Optional Shares such Underwriter has agreed to purchase from it at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as each Underwriter shall have requested at least two (2) full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as such Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.
     (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as each Underwriter shall request.
     Section 3. Additional Covenants.

     A. Covenants of the Company. The Company further covenants and agrees with the Underwriters as follows:
     (a) Underwriters’ Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement) or the Prospectus, the Company shall furnish to each Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without each and every Underwriter’s consent, which consent shall not be unreasonably withheld or delayed.
     (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise each Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission regarding the Registration Statement, the Preliminary Prospectus or the Prospectus, or affecting the information contained therein, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Offered Shares for offering and sale in any jurisdiction. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 430C and 497, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 497 of the Securities Act were received in a timely manner by the Commission.
     (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of any Underwriter or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. Neither the Underwriters’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3(A)(c).
     (d) Amendments or Supplements to the Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify each Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company).

     (e) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish each Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as such Underwriter may request.
     (f) Free Writing Prospectus. The Company agrees that it will not use, distribute or make any offer relating to the Offered Shares that would constitute (i) a “free writing prospectus” as defined in Rule 405 under the Securities Act or (ii) an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act.
     (g) Blue Sky Compliance. The Company shall cooperate with Underwriters and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares; provided, however, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified. The Company will advise each Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.
     (i) Transfer Agent. For the period of three years from the date of this Agreement, the Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.
     (j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement (which need not be audited) which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (k) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq Global Select Market all reports and documents required to be filed under the Exchange Act.
     (l) Listing. The Company will use its best efforts to (i) effect the inclusion of the Offered Shares on the Nasdaq Global Select Market and (ii) maintain the listing of the Shares on the Nasdaq Global Market.
     (m) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending sixty (60) days following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of Ferris, Baker Watts, Incorporated (which consent may be withheld at the sole discretion of Ferris, Baker Watts, Incorporated), directly or indirectly, issue, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares). Notwithstanding the foregoing, if (1) during the last

17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this Section (3)(A)(m) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Ferris, Baker Watts, Incorporated waives, in writing, such extension.
     The foregoing restrictions in the immediately preceding paragraph shall not apply to (A) the issuance by the Company of its Shares pursuant to the dividend reinvestment plan or (B) any options granted pursuant to any stock option plan of the Company referred to in the Prospectus.
     (n) Future Reports to the Underwriters. During the period of three (3) years hereafter, but only to the extent not otherwise available on EDGAR, the Company will furnish to Ferris, Baker Watts, Incorporated at 100 Light Street, Baltimore, MD 21202, Attention: Investment Banking; and BB&T Capital Markets, a division of Scott & Stringfellow, Inc. at 909 E. Main Street, Richmond, VA 23219, Attention: Investment Banking (i) as soon as practicable after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the FINRA or any securities exchange or association; (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock and (iv) as soon as practical after the filing thereof, copies of all other documents or reports filed with the Commission, the FINRA or any national securities exchange or association.
     (o) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its respective affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Underwriters (or, if later, at the time stated in the notice), the Company will, and shall cause each of its respective affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.
     (p) Maintain Status as a Business Development Company. The Company, during a period of two (2) years from the date of the Prospectus, will use its best efforts to maintain its status as a “business development company” under the Investment Company Act; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.
     (q) Qualification as a Regulated Investment Company. The Company will use its best efforts to maintain its qualification as a “regulated investment company” under Subchapter M of the Code; provided however, that at the discretion of the Company’s board of directors, it may elect not to be so treated.

     (r) Compliance with Securities Laws. The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the provisions of the Sarbanes-Oxley Act, and use its best efforts to cause the officers and directors of the Company, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes-Oxley Act, in each case, so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and the Prospectus.
     B. Waiver by the Underwriters. The Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for its performance.
     Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriters, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions; (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares; (viii) the fees and expenses associated with including the Offered Shares on the Nasdaq Global Select Market; and (ix) all other fees, costs and expenses referred to in Item 27 of Part C of the Registration Statement. For the avoidance of doubt, the Company and the Underwriters agree that each party shall be responsible for its own expenses in connection with the road show. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, each Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.
     Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from Grant Thornton LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.
     (b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:
     (i) the Company shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 497 under the Securities Act;
     (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the best of the Company’s knowledge, threatened by the Commission;
     (iii) the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements; and
     (iv) no Prospectus, amendment to the Registration Statement or amendment or supplement to the Prospectus shall have been filed to which any Underwriter has reasonably objected in writing.
     (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date in the judgment of the Underwriters there shall not have occurred any Material Adverse Change.
     (d) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.
     (e) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Underwriters shall have received the opinion of Sutherland Asbill & Brennan, LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C.
     (f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Underwriters shall have received the opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.
     (g) Officers’ Certificate of the Company. On each of the First Closing Date and each Option Closing Date, the Underwriters shall have received a written certificate executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:
     (i) they have reviewed the Registration Statement, the Prospectus and the Disclosure Package;

     (ii) the Financial Statements and other financial information included in the Registration Statement, the Disclosure Package and the Prospectus fairly present in all material respects the consolidated financial conditions, results of operations and cash flows of the Company and the Subsidiary as of, and for the periods presented in the Registration Statement;
     (iii) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;
     (iv) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
     (v) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (h) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date, the Underwriters shall have received from Grant Thornton LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be.
     (i) Lock-Up Agreements. On or prior to the date hereof, the Underwriter shall have received the Lock-up Agreements referred to in Section 1(ss).
     (j) Nasdaq Listing Approval. The Offered Shares shall have been approved for quotation on the Nasdaq Global Select Market, subject only to notice of issuance at or prior to the First Closing Date or the applicable Option Closing Date, as the case may be.
     (k) Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Sections 2(g) and 3(A)(e) hereof with respect to the furnishing of Prospectuses.
     (l) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by any Underwriter by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.
     Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by any Underwriter pursuant to Section 5, Section 7 or Section 11, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the

Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.
     Section 8. Indemnification.
     (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify, defend and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430C or Rule 497 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof; and to reimburse such Underwriter and each such controlling person for any and all expenses (including, subject to the provisions of Section 8(d), the fees and disbursements of counsel chosen by such Underwriter) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, further, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by each Underwriter to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification by the Underwriters. Each Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and each of the Company’s officers who signed the Registration Statement, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director or officer may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and to reimburse the Company or any such director or officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director or officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that each Underwriter has furnished to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the first paragraph, the third paragraph, the last sentence of the fifth paragraph, the eleventh paragraph, the twelfth paragraph, the thirteenth paragraph, the seventeenth paragraph, the eighteenth paragraph and the nineteenth paragraph under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that any Underwriter may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
     (e) Notwithstanding any other provision of this Section 8, no party shall be entitled to indemnification under this Agreement in violation of Section 17(i) of the Investment Company Act.
     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by it in connection with the Offered

Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.
     Notwithstanding any other provision of this Section 9, no party shall be entitled to contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.
     Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they are obligated to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the other non-defaulting Underwriter or Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriter or Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either any non-defaulting Underwriter or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 11. Termination of this Agreement. Prior to the First Closing Date, this Agreement may be terminated by any Underwriter by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Select Market, or trading in securities generally on either the Nasdaq Global Select Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of such Underwriter is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of such Underwriter there shall have occurred any Material Adverse Change; (v) in the judgment of such Underwriter there shall have occurred a material event which affects (A) the disclosure in the Prospectus or (B) the ability of such Underwriter to market and sell the Offered Shares on the terms set forth in the Preliminary Prospectus or the Prospectus; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of such Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of: (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof; (b) the Underwriters to the Company; or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination; provided that, notwithstanding the foregoing, in connection with a termination of this Agreement pursuant to clause (v) above, no party will be relieved of any liability in connection with any breach of its representations, warranties or covenants in this Agreement.
     Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.
     Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Underwriters:
Ferris, Baker Watts, Incorporated
100 Light Street
Baltimore, MD 21202
Facsimile: (410) 659-4632
Attention: Cliff K. Booth
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
909 E. Main Street
Richmond, VA 23219
Facsimile: (804) 643-9327
Attention: James A. Tyler, Jr.
     with a copy to:
Squire, Sanders & Dempsey L.L.P.
312 Walnut Street, Suite 3500
Cincinnati, OH 45202
Facsimile: (513) 361-1201
Attention: James J. Barresi, Esq.
     If to the Company:

Patriot Capital Funding, Inc.
274 Riverside Avenue
Westport, CT 06880
Facsimile: (203) 227-5257
Attention: Richard P. Buckanavage
     with a copy to:
Sutherland Asbill & Brennan, LLP
1275 Pennsylvania Avenue, NW
Washington, DC 20004-2415
Facsimile: (202) 637-3593
Attention: Harry S. Pangas, Esq.
Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any Underwriter merely by reason of such purchase.
     Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 16. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
     Section 17. No Fiduciary Relationship. The Company acknowledges and agrees that the relationship between itself and each Underwriter is an arm’s-length commercial relationship that creates no fiduciary duty on the part of any Underwriter and each party expressly disclaims any fiduciary relationship.

     Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act.
[Remainder of page intentionally left blank.]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours, PATRIOT CAPITAL FUNDING, INC.
By:
Name:
Title:

     The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

FERRIS, BAKER WATTS, INCORPORATED
By:
Name:
Title:

BB&T CAPITAL MARKETS, a division of Scott & Stringfellow, Inc.
By:
Name:
Title: